Exhibit 23.1

BAUM & COMPANY, P.A.
1515 UNIVERSITY DRIVE - SUITE 226
CORAL SPRINGS, FLORIDA  33071


                CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS'


I hereby consent to the inclusion of the reviewed financial statements for the period ended September 30, 2006 in the 10Q SEC filing for 9/30/06.



November 14, 2006
/Baum & Company, P.A./
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